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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                 APRIL 30, 1999



                        THE OFFICIAL INFORMATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




            DELAWARE                   1-10263              73-1341805
(STATE OR OTHER JURISDICTION OF      (COMMISSION        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)      FILE NUMBER)      IDENTIFICATION NO.)


 250 West 57th Street, Suite 2421, New York, New York          10019
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 247-5160

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On April 30, 1999, The Official Information Company (the "Company"), through a subsidiary, acquired substantially all of assets and assumed substantially all of the liabilities of International Travel Service, Inc., an Illinois corporation ("ITS"), pursuant to an Asset Purchase Agreement dated as of March 25, 1999. The consideration paid by the Company to ITS was approximately $22.65 million in cash. The Company obtained the funds from its existing $25 million Credit Agreement with First Union National Bank.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired

        Financial statements required by this item will be filed by amendment to this initial report not later than 60 days after the date that this initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information

        The pro forma Financial information required by this item will be filed by amendment to this initial report not later than 60 days after the date that this initial report on Form 8-K must be filed.

(c) Exhibits

    2.1 Asset Purchase Agreement dated as of March 25, 1999 among TOIC Acquisition, LLC, The Official Information Company, International Travel Service, Inc. and William A. Patterson Jr., Stephen T. Martin and Edward A. Harris (incorporated herein by reference to Exhibit 2.3 to the Company's Annual Report on Form 10-K for the period ended December 31, 1998)

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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    May 10, 1999

                                       THE OFFICIAL INFORMATION COMPANY


                                       By /s/ Ian L.M. Thomas
                                          -------------------------------------
                                          IAN L. M. THOMAS
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

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